Exhibit 99.2

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
TCP CAPITAL CORP.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware ("DGCL")

TCP Capital Corp., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

FIRST: Article I of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

Section 1.1: The name of the Corporation is BlackRock TCP Capital Corp. (hereinafter, the "Corporation").

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, TCP Capital Corp. has caused this Certificate of Amendment to be duly executed in its corporate name this 1st day of August, 2018.

TCP Capital Corp.

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Chief Executive Officer